UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 10, 2016
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On November 2, 2014, Laboratory Corporation of America Holdings (“LabCorp”) and Covance Inc. (“Covance”) announced that they had entered into a definitive merger agreement pursuant to which LabCorp would acquire all of the outstanding shares of Covance common stock for per-share consideration of $75.76 in cash and 0.2686 shares of LabCorp stock (the “Merger”).
As previously disclosed, on December 9, 2014, plaintiff Barry Berk (“Plaintiff”) filed a purported stockholder class action complaint (the “Complaint”) against Covance, members of the Covance Board of Directors, LabCorp and Neon Merger Sub, Inc., a wholly owned subsidiary of LabCorp that was merged out of existence in connection with the Merger (the “Defendants”) in the Delaware Court of Chancery (the “Court”) captioned Berk v. Covance Inc., et al., C.A. No. 10440-VCL challenging the Merger (the “Action”). As disclosed below, the Court entered the parties’ stipulated order of dismissal dismissing the Action on December 1, 2015, and following formal notification to the Court of the filing of this Form 8-K concerning LabCorp’s subsequent agreement to pay Plaintiff’s counsel a fee of $175,000, the Action will be closed.
The Complaint alleged, among other things, that the Covance Board of Directors breached its fiduciary duties under Delaware law in connection with the merger process. The Complaint also alleged that the Proxy Statement filed by Covance on November 26, 2014, misrepresented and failed to disclose material information necessary for Covance’s public stockholders to cast an informed vote on the proposed transaction. Among other things, Plaintiff alleged that the Registration Statement failed to disclose: (i) material facts regarding the process leading to the signing of the Merger Agreement, (ii) material information pertaining to the analyses performed by Covance’s financial advisor, and (iii) whether Covance’s financial advisor’s fee was entirely contingent on the transaction’s close.
While Defendants in the Action have, at all times, completely denied all of the allegations set forth in the Complaint, the parties reached an agreement-in-principle with Defendants on February 9, 2015, to settle the Action on a class-wide basis (the “Class Settlement”). In connection therewith, Covance filed with the U.S. Securities and Exchange Commission (“SEC”) a Form 8-K on February 9, 2015, containing certain additional disclosures (the “Supplemental Disclosures”) to moot certain of Plaintiff’s claims and resolve the Action.
The parties subsequently decided not to pursue the Class Settlement. On November 25, 2015, the parties filed a stipulated proposed dismissal order with the Court providing, among other things, for the dismissal of the Action against all Defendants, with prejudice as to Plaintiff only. The stipulated proposed dismissal order also stated that it was the intention of Plaintiff’s counsel to submit an application for an award of attorneys’ fees and reimbursement of expenses in connection with the Supplemental Disclosures.
On December 1, 2015, the Court entered the stipulated order dismissing the Action against all Defendants, with prejudice as to Plaintiff, and retaining jurisdiction solely for the purpose of resolving any dispute as to Plaintiff’s counsel’s application for an award of attorneys’ fees and reimbursement of expenses. Arms-length discussions between Plaintiff’s counsel and Defendants’ counsel followed, and LabCorp subsequently agreed to pay Plaintiff’s counsel a fee of $175,000. As a result of LabCorp’s agreement to pay this amount, the Court has not been asked to review, and will pass no judgment on, the payment or amount of the $175,000 fee or its reasonableness.
On February 17, 2016, the Court approved a stipulated proposed order providing for, among other things, the closing of the Action following formal notification to the Court of the filing of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

March 10, 2016